Form C

Cover Page

Name of issuer:

V-PLAN INC.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: VA

Date of organization: 12/29/2017

Physical address of issuer:

13800 Coppermine Road
Herndon VA 20171

Website of issuer:

http://WWW.ALLESTIMATOR.COM

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,070,000.00

Deadline to reach the target offering amount:

9/21/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

1

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$1,998.00	$0.00
Cash & Cash Equivalents:	$1,060.00	$0.00
Accounts Receivable:	$938.00	$0.00
Short-term Debt:	$446.00	$0.00
Long-term Debt:	$0.00	$0.00
Revenues/Sales:	$1,898.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	$1,452.00	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

V-PLAN INC.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Megharaju Kachu	Construction Cost Professional	V-PLAN INC	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Megharaju Kachu	CEO	2017
Megharaju Kachu	President	2017

For three years of business experience, refer to Appendix D: Director & Officer Work History.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
V-Plan Canada, owned by Megharaju Kachu	40000.0 Common Stock	100.0

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its actions.

Working with SME's may expose us to delayed payment and receivables due to the irregular work flow and related dependency

There may be competition from individual freelance estimators and freelancers offering similar services online, or other companies entering the market.

Software used and the cost data are not exclusive to V-Plan Inc (Allestimator.com) and are available to purchase in the market. After achieving growth to a certain level, clients may appoint in house estimators thus reducing the outsourced work

Currently the company has chances of availing business opportunities under small business category and also a minority business. This designation will be forgone once the business becomes public listed or grows beyond the qualifying criteria

The company is reliant on single full-time Officer, which it must retain to ensure continued growth and productivity. The loss of the CEO may have an adverse effect on the business.

The company is reliant on it's parent company, V-Plan Canada, for software and clients. As V-Plan Inc was only incorporated in late 2017, it hasn't yet built it's own customer base, and is instead serving customers that were initially held by V-Plan Canada. To support it's own operations in the future V-Plan Inc will need to recruit it's own customers.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for working capital and general corporate purposes, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% Marketing campaign for acquiring New clients

5% Wefunder Intermediary fee

If we raise: **$1,070,000**

Use of Proceeds: 17% Marketing

14% Offshore delivery

8% On shore delivery

7% Equipment and server costs

19% Product development hardware and software

5% Travel and admin

25% Cost of product and service delivery

5% Wefunder Intermediary fee

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by (a) the price of **Preferred Stock** issued to new Investors multiplied by (b) the discount rate (85%) , or
- (ii) if the valuation for the company is more than **$4 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.
- (iii) for investors up to the first $150,000 of the securities, investors will receive a valuation cap of $3,000,000 and a discount rate of 85%

Additional Terms of the Valuation Cap.
For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors will have no voting rights. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events.
If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company.
If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases If the Company determines, in its sole discretion, that it is likely that within six months the securities of the Company will be held of record by a number of persons that would require the Company to register a class of its equity securities under the Securities Exchange Act of 1934, as amended, as required by Section 12(g) thereof, the Company shall have the option to repurchase this instrument from the Investor for the greater of (i) the Purchase Amount and (ii) the fair market value of this instrument, as determined by an independent appraiser of securities chosen by the Company.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of a SAFE may be amended and any Investor's right waived as follows:

(i) if the Investor is not a Major Investor, any provision of a SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and either (A) the Designated Lead Investor or (B) the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors;

(ii) if the Investor is a Major Investor, any provision of the SAFE (other than the Valuation Cap for such SAFE) may be amended, waived or modified only upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors who are Major Investors; and

(iii) regardless of whether the Investor is or is not a Major Investor, the Valuation Cap may be amended, waived or modified only (i) upon the written consent of the Company and the holders of a majority of the Purchase Amounts payable to the Cash-Out Investors or (ii) as contemplated in the definition of the Valuation Cap for such SAFE.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
Common stock	1,000,000	40,000	Yes

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

Common Stock holders have voting rights whereas Preferred Stock will not receive voting rights.

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the articles of incorporation for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than the Valuation Cap, the amount invested divided by the quotient of (a) the Valuation Cap divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

None

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
12/2017	Section 4(a)(2)	Common stock	$100	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Name	Megharaju Kachu
Amount Invested	$100.00
Transaction type	Priced round
Issue date	12/29/17
Relationship	President - CEO

In December 2017, the Company sold 40,000 shares of common stock to the founding member for a purchase price of $100 or $0.0025 per share. Consideration was provided in the form of $100 cash.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

V-Plan Inc provides advanced, software enabled construction quantity takeoff and estimates for SMEs. V-Plan Inc's product is fast, accurate and for the very first time, affordable. Our fully online business model with access to zip code level cost data enables us to support clients any where across North America. Led by a CEO with more than 26 years of experience, we're targeting the 3.5 million small, mid-sized and minority-owned businesses across North America to help them to win projects.

Our hope for the future is to be the leader in software enabled construction estimation services, SaaS and BaaS applications for small-to-medium enterprises (SME's).

We also plan to be innovative with SaaS and cloud based construction management tools, providing comprehensive and functional requirements to SME's from bid sourcing to project delivery and beyond.

We want to be the ultimate stop for thousands of SME's for construction estimation, quantity takeoff and SaaS and cloud based service.

Milestones

V-PLAN INC. was incorporated in the State of Virginia in December 2017. V-Plan Inc. is owned by V-Plan Canada, an Ontario corporation. V-Plan Canada was launched in 2015 with a mission to bring IT enabled estimation and qty takeoff services to SME's across North America. All of the funds from this offering will be going to V-Plan Inc.

The software V-Plan Inc and V-Plan Canada is using is not proprietary. It's available in the market and can be purchased by any one.

Since then, we have:

Deployed trade specific software for Onscreen takeoff that eliminates printing and paper, offering great saving to SME's

Added software tools for cost estimation, Qty takeoff and cost data . Achieved capacity to provide estimates for projects located anywhere in North America

www.allestimator.com was launched to reflect services and to establish a strategic brand.

Deployed Kublakubed - Advanced earthworks estimation software

Historical Results of Operations

Our company was organized in December 2017 and has limited operations upon which prospective investors may base an evaluation of its performance.

Revenues & Gross Margin. For the period ended February 12, 2018, the Company had revenues of $1,898. Our gross margin was 100.0%.

Assets. As of February 12, 2018, the Company had total assets of $1,998, including $1,060 in cash.

Net Income. The Company has had net income of $1,452 for the period of December 23, 2017 to February 12, 2018.

Liabilities. The Company's liabilities totaled $446 for the period of December 23, 2017 to February 12, 2018.

Related Party Transaction

Refer to Question 26 of this Form C for disclosure of all related party transactions.

Liquidity & Capital Resources

To-date, the company has been financed with $100 in equity by the founder.

The company would like to raise more money in 6 months, not out of necessity, but to expand the company faster. The Company intends to raise additional capital in the future from investors, mainly friends, family, and the professional network of the founder.

We plan to use the proceeds as set forth in this Form C under "Use of Funds".

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

V-PLAN INC. cash in hand is $1,060, as of February 2018. Over the last three months, revenues have averaged $1,500/month, cost of goods sold has averaged $0/month, and operational expenses have averaged $500/month, for an average net margin of $1,000 per month.

No material changes or trends in our finances or operations have occurred since the date that our financials cover.

V-Plan Canada has been working with US clients since 2015, which it plans to transfer over to V-Plan Inc. There will be no cost to V-Plan Inc to do this, as there are no customer agreements in place with current customers for V-Plan Inc Canada. There have been no official documents to transfer clients or assets from V-Plan Canada to V-Plan Inc.

V-Plan Inc already has plans in place to acquire new clients and to scale up operations instantaneously. Because the infrastructure of the company is already largely in place we don't expect to incur any major unexpected expenses over the course of the next three to six months. As the team is on-call, we will not incur any major expenses until we have secured clients to serve. Availability of funds will enable us to move forward with security more clients more quickly.

With already available and seasoned staff at the Canadian offices, we do not expect delay in being ready to deliver the services.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:
   A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
   B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
   C. engaging in savings association or credit union activities? ☐ Yes ☑ No
ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and

- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.allestimator.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

INVEST IN ALLESTIMATOR.COM

Ultimate stop for IT-enabled construction estimation services

> *We provide SaaS for micro, small, and medium-sized enterprises by providing advanced construction quantity takeoff and estimates that are fast, accurate, and affordable. Our fully online business model with access to zip code level cost data enables us to support clients anywhere across North America. Led by a CEO with more than 26 years of experience, we're targeting the 3.5 million small, mid-sized and minority-owned businesses across North America to help them to win projects.*



Raj K
CEO- PRESIDENT, ALLESTIMATOR.COM


FOLLOW US FOR UPDATES
3 UPDATES 12 FOLLOWERS
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TWEET
$0
raised of $50K goal
$100 min
by Wefunder Portal LLC
INVEST

Future Equity (SAFE)

$4M valuation cap | **15%** discount

A SAFE gives you the right to future shares in allestimator.com. If you invest, you're betting the company will be worth more than $4M in the future.

INVEST $25K FOR PRO RATA RIGHTS.

EARLY BIRD BONUS: $3M Valuation Cap & 15% Discount

Investors who fund up to the first $150K of this fundraise will invest in a SAFE with a valuation cap of $3M and a discount of 15%.

INVESTOR PERKS

$100+	A thank you and welcome note from the Team joining the family of allestimator.com
$200+	Not only a thank you note but a Starbucks/DD gift card for $5 inviting you on board with hot cup of coffee
$500+	Above perks plus a personalized coffee mug/gift from Etsy
$1,000+	Two personalized coffee mug/gift from Etsy
$2,500+	Personalized Hand made pen set plus one coffee mug/gift from Etsy
$5,000+	Above perks plus personalized Hand made pen set OR Premium Leather refillable Journal plus one coffee mug/gift from Etsy

OUR AMBITION

Our ambition is to be helping 1,000s of SME's on project leads, enabling them to bid for more jobs and make more profits. We want to be the ultimate stop for estimation, quantity takeoff, and SaaS applications, and be active with innovative SaaS and cloud-based construction management tools for SME's covering end to end business management from bid sourcing to project delivery and in between.

KEY FACTS

- CEO has 26 years of industry experience.
- Our holding company, V-Plan Inc, Canada, has delivered 400 projects since 2015 and has triple digit YoY growth.
- www.allestimator.com was launched in 2015 to reflect services and to establish a strategic brand.
- Added software tools for cost estimation, quantity takeoff, and cost data. Achieved capacity to provide estimates for projects located anywhere in North America.
- Deployed trade specific software for Onscreen takeoff that eliminates printing and paper, offering great saving to SME's.
- Deployed Kublakubed - Advanced earthworks estimation software
- V-Plan Inc, USA launched in Dec 2017 as a Virginia C-Corporation to expand US services be closer to millions of potential clients and a $1.2 trillion construction market.

DOCUMENTS

Investor_Pitch.pdf

allestimator.com *from Herndon New York* TECHSTARS SOFTWARE MARKETPLACE B2B CONSTRUCTION DESIGN OIL & GAS SAAS SERVICES SHARING ECONOMY SOCIAL IMPACT REAL ESTATE TECH INFRASTRUCTURE

Why I Like allestimator.com

Ritsick Design is a full service interior design company, and we've been working with V-Plan Inc since 2015. Raj and his team have been a terrific resource for us, providing fast & accurate estimates for our design projects and we could not be happier with their impeccable service. V-Plan has definitely contributed to our client service success.



Corinne Ritsick,

OWNER AND PRINCIPLE AT RITSICK DESIGN ASSOCIATES

THE BUZZ ABOUT ALLESTIMATOR.COM

Raj and his team at V-Plan Inc have always been a great resource for outsourced quantity take offs and scheduling assistance. They always strive to be accurate and have no issue going the extra mile to get the job done even with tight timelines. We will continue to use V-Plan as a resource in the future.

Chris Winterhalter,
Founder & Partner at Hotelrehabs.com

Raj at Allestimator is a pleasure to work with. Fast and reliable as well as accurate and precise. We've asked for tasks to be completed on very short notice and Raj always manages to come through. We're very grateful to have found such a wonderful company that provides excellent service.

Ms. Jaime Modica
Chief Operating Officer, Urban Flooring Systems

Raj and his team at Allestimator.com are a pleasure to work with. His work is always precise and he has always treated us with up-most professionalism and courtesy. My business wouldn't be the same without him.

Joss Zemel
Owner at Spectrumpaintusa.com

Raj K and the entire V-Plan Canada Team have been performing outstanding quantity takeoff and estimation services for Crown Construction, Inc. since 2017. The V-Plan Canada Team is as detailed as they come; always striving to get quotes done accurately with no stone left unturned despite the usually tight turnaround timeline. Crown Construction plans to stay doing business with Raj and his great team for a long time to come.

Helen Iwang
Project Manager at Crown Construction, Inc.

Allestimator.com, a boon to Small and Medium construction businesses in North America for IT enabled estimation and Quantity takeoff services

V-Plan Inc through online portal Allestimator.com, is all set to jump start operations in US. Backed by 26 years of construction industry expertise and equipped with trade specific software, cost data and IT tools V-Plan Inc is going strong to connect and

Allestimator.com, a boon to Small and Medium construction businesses in North America for IT enabled estimation and Quantity takeoff services

V-Plan Inc through online portal Allestimator.com, is all set to jump start operations in US. Backed by 26 years of construction industry expertise and equipped with trade specific software, cost data and IT tools V-Plan Inc is going strong to connect and

Allestimator.com, a boon to Small and Medium construction businesses in North America for IT enabled estimation and Quantity takeoff services

V-Plan Inc through online portal Allestimator.com, is all set to jump start operations in US. Backed by 26 years of construction industry expertise and equipped with trade specific software, cost data and IT tools V-Plan Inc is going strong to connect and

Allestimator.com, a boon to Small and Medium construction businesses in North America for IT enabled estimation and Quantity takeoff services

V-Plan Inc through online portal Allestimator.com, is all set to jump start operations in US. Backed by 26 years of construction industry expertise and equipped with trade specific software, cost data and IT tools V-Plan Inc is going strong to connect and

Allestimator.com, a boon to Small and Medium construction businesses in North America for IT enabled estimation and Quantity takeoff services | Home - Pittsburgh Post-Gazette

Allestimator.com, a boon to Small and Medium construction businesses in North America for IT enabled estimation and Quantity takeoff services
February 16, 2018 @ markets.post-gazette.com

Allestimator.com, a boon to Small and Medium construction businesses in North America for IT enabled estimation and Quantity takeoff services

V-Plan Inc through online portal Allestimator.com, is all set to jump start operations in US. Backed by 26 years of construction industry expertise and equipped with trade

Allestimator.com, a boon to Small and Medium construction businesses in North America for IT enabled estimation and Quantity takeoff services

V-Plan Inc through online portal Allestimator.com, is all set to jump start operations in US. Backed by 26 years of construction industry expertise and equipped with trade

Allestimator.com, a boon to Small and Medium construction businesses in North America for IT enabled estimation and Quantity takeoff services

V-Plan Inc through online portal Allestimator.com, is all set to jump start operations in US. Backed by 26 years of construction industry expertise and equipped with trade

Allestimator.com, a boon to Small and Medium construction businesses in North America for IT enabled estimation and Quantity takeoff services | Daily Herald

Allestimator.com, a boon to Small and Medium construction businesses in North America for IT enabled estimation and Quantity takeoff services

Our Mission

Our mission is enabling construction businesses to, "**Bid More, Win More, and Profit More."** This is achieved by providing services and building Information Technology tools and complete ecosystems around the business.

We have started with providing IT enabled estimation services 3 years ago and are now gearing up to jump-start the market reach and to develop SaaS applications in Desktop and Mobile format.

We're 100% an online business, unbound by geography, so with a completely digital process, we can deliver construction project estimates at low-cost to businesses all over North America. We create and develop SaaS application to let the SME's manage their projects.

Equipped with a successful business model and existing annual reccuring revenue from our holding company, V-Plan Inc, Canada, we hope to become the ultimate, undisputed leader in construction estimation, quantity takeoff, bid sourcing, document management, and project delivery support for SME's.

Allestimator.com levels the playing field for the under-served construction companies and contractors. It also unlocks substantial market share in a fertile US construction industry that is set to reach more than $1.5 trillion by 2020.

We're already saving each SME as much as $50,000 a year in estimating costs. We want to empower them so they can bid, win projects, deliver quality work, and finally be able to compete with large companies.

The Problem? High Cost of Bid Estimation, Lower Capacity, and Limited Resources

Cost Estimation

SME's need to estimate the project cost, submit their bids, and win jobs to survive and build their business. Estimation is the first critical process that enables a construction business to submit bids and acquire jobs, and survive and thrive.

Project cost estimation involves measuring quantities of all items from project drawings and then working out costs for each item for the cost of material, manpower, and machinery, business overheads, etc.

Current Problem

- Traditional estimation methods need printing drawings, documents, and manually measuring the quantities from the drawings.
- Consumes time and resources that limit the capacity of SME's to submit bids and win jobs.
- Switching over to digital technologies and automation is expensive and has a steep learning curve for SME's.
- Having a senior estimator on board is expensive and uneconomical for SME's.
- Estimation requirement is cyclical and burdens businesses to have a full-time estimator on board.
- Small business owners wish to spend time and resources on core activities like project execution, marketing, and management. This leaves very little time and ability to focus on tasks for the study of project drawings, takeoff, and prepare estimates.
- Once the project is in hand, maximizing efficiency in project delivery is an insurmountable challenge

Result: A limited capacity to submit bids = struggle to make profits.

Our Solution - Cheaper Estimates for SME's

Allestimator.com, owned by V-Plan Inc, is a specialist in IT-enabled construction estimation services and delivers fast, accurate, construction estimates at 1/3rd the in-house costs for SME's. Led by a CEO with more than 26 years of experience and equipped with trade-specific software and zip code based cost data, we're targeting the 3.5 million small, mid-sized and minority-owned businesses across North America who can't afford the construction estimates they need to bid on and win projects.

SaaS and BaaS applications for the office and on the go will dramatically improve the efficiencies for full functionality of business and improve the profits and ease project delivery.

Result: Empower SME's to bid more, win more, and profit more from jobs.

Our Proven Online Business Model


The business model
As an innovative, IT-focused company, we're already working on technology to broaden our services and expand our base. Here's what's in the works:
Complete process of service delivery from obtaining project drawings, spec and scope to delivering the estimate is online, thus there is no geographical boundary for the market size making us expansive to provide services to global clientele.
We have access to zip code specific construction cost data enabling to estimate projects located anywhere in Canada and USA.
ALLESTIMATOR.I
V-Plan Inc
Receive project drawings and spec by email or Dropbox
CLIENT
Review quote – Obtain confirmation of price
V-Plan Inc
ALLESTIMATOR.I
Carry out the takeoffs/BOQ
Deliver work to client by email along with invoice
Get paid through PayPal or cheque
CLIENT
Client comes back for service while Allestimator simultaneously search for new clients
ALLESTIMATOR.I

Some of Our Clients

SPECTRUM PAINTING LTD

Anchor RESTORATION CONTRACTORS, LLC

TRITECH WATER INFRASTRUCTURE SOLUTIONS

GREEN APPLE CONSTRUCTION

RITSICK DESIGN ASSOCIATES

Urban Flooring Systems

HOTELREHABS

TAILORED BY DESIGN LLC

McWATERS

Crown Construction Inc

ARS SPECIALTY CONTRACTORS

Stroup Flooring America

D1

Allestimator.com is Broad - But Local

We serve all North America, all the way down to the zip code level. Here's how:

- Our online business model lets us serve people all over Canada and the United States.

- Extensive access to estimation software and cost data enable us to deliver estimates specific to any North American zip code.

- Final estimate format will have the flexibility to let clients tweak local material prices, local equipment rates, and even local wages to match bid requirements.


Current Clients
CANADA
USA
any trade, any location

End-to-end service delivers estimates electronically - for any trade, any location.

Our Rich Market Prospectus


Market numbers
Total no of Construction small business firms in USA
3,013,921

Using IT-based automation, we create accurate and affordable construction estimates for SME's and make them thrive. Here are the reasons why we'll succeed:

-V-Plan Inc., Canada reached $150,000 (USD) in annual revenue (projected up to 2018) -- more than 25% of that being profit.

-Construction is a $1.5 trillion-dollar industry in the U.S.

- In the U.S. alone, the construction business was $1.2 trillion in 2017 and is expected to jump to $1.5 trillion in 2020.

- There are more than 3.01 million construction SMEs.

- Despite dominance by large-scale construction companies, 85% of construction employment comes from small businesses, from architects to contractors. This is our target market.

- Up to 20% of construction funding is budgeted for minority-owned businesses and small businesses.

We're qualified as a minority-owned business in Canada and the United States. This unlocks opportunities for us to "set aside" for minority-owned businesses.



Revenue source
Per hour
Per project
Subscription

Our Differentiators

We are helping clients estimate manpower, equipment, material, and management costs using the latest software tools and PDF drawings. Here's more on why we're a cut above:

Traditional estimating:

- Printing is expensive.

- Manual quantity measurement and estimates take too much time and resources.

- Arduous measuring drains resources.

- Lost time severely limits the ability of SME's to bid.

- Requiring a salaried in-house estimator, paid even during the off-season, is expensive.

- Only affordable to large companies.

Allestimator.com as the estimation source:

- On-screen, IT-powered takeoffs are fast.

- Estimates are 80% more accurate.

- No printing costs whatsoever.

- Phone support is just a call away.

- Overall cost is 1/3rd of traditional in-house costs.

- No salaried, in-house estimator necessary.

- On-demand service: Clients only pay per project.

With high client retention rates, we can expect the same with new clients as we expand our business.

Competitive Advantages

We're market trailblazers with an established brand. Here's how we'll beat the competition:

- We're the early entrant, as we've already established a client base in the United States and Canada.
- Construction clients prefer working with reliable, stable businesses. That's us.
- We feature up-to-date, dependable cost data.
- With our frequently revised data, clients are more likely to stay loyal because we have the most accurate estimates.
- We've established offshore and local service centers.
- We already deliver phone support, chat support, and software support for clients.
- We can scale responsibly.
- With high client retention rates, we can expect the same with new clients as we expand our business.

Clients We Serve

We serve the broadest selection of clients possible for almost every construction trade, architects, or interior designers:


Major categories
Architecture
Infrastructure
Interior Design firms
General Contractors
Real estate Developers
Oil & Gas
Sub trades
Irrigation
Concrete
Mechanical
Drywall
Plumbing
HVAC
Millwork
Earthworks
Painting
Flooring
Landscaping
Civil and Site service
Masonry
External finishes
Electrical
Sewer and Water
Heavy Civil
Framing

Our Grand Vision

Getting a firm foothold in the SME construction industry does more than boost profits -- it gives us the rare chance to make important environmental and social impacts.

With Allestimator, we can reduce waste by the ton. No more unnecessary printing, wasted paper, or material for the landfill. We can fundamentally transform a high-waste industry into a lean, efficient, environmentally-friendly one.

We can also create jobs by the thousands. Each estimate could lead to a successful bid and each successful bid to a wealth of new jobs. From plumbers to bricklayers to electricians to carpenters, we can create a substantial number of new opportunities.

SMEs are the engine behind the North American economy. With Allestimator.com, we can help them grow, thrive, and succeed.

SaaS Platform and Applications

SaaS and BaaS applications

With innovation and our 3 decades of construction industry experience, we are going to unveil SaaS-based applications for SME's and take lead in transforming the construction industry. Our range of application includes:

- Bid sourcing.

- Site resource tracking.

- Industry-specific communication and correspondence management.

- Networking market links.

WHAT'S IN THE PIPELINE ?

As an innovative, IT-focused company, we're already working on technology to broaden our services and expand our base. Here's what's in the works:

Thumbtracker

- Cloud based construction management platform
- One platform that provides full spectrum of construction business process including
- This futuristic, portable, hand-held tablet will usher contractors, architects and construction companies through their entire business cycle, from bid to project delivery to closeout.



Bid sourcing

Estimation | Site resource tracking

Correspondence management

Management of Manpower, Materials and Machinery

Networking

Some Projects We've Delivered

Scope may be different and partial for each project




INTELLIGENT TRANSPORTATION SYSTEM (ITS) PLANS
PROJECT NO. DCKA-2017-C-0755
FEDERAL AID PROJECT NO. 2016(016)



125, Greenwitch, NewYork, NY-Flooring works



Renovation and external works for Abrams Hall for USA, Building 14 Georgia Avenue NW, Washington DC



Internal finishes for Multifamily construction, Bergen Avenue, Jersey City, NJ



Flooring finishes for Turken house, 300 East 41st St.New York, NY

Investor Pitch


13800 Coppermine Road
Herndon, VA 21071
1.844.302.2631
info@allestimator.com

Past Revenue For Our Holding Company, V-Plan Inc, Canada

C$57,223	C$106,406	C$175,000
2015	2016	2017

U.S. - Construction Spending

Table 1: US Small Firms by Industry, 2013
(sorted by small employer firms)

Industry	1 – 499 Employees	1 – 19 Employees	Nonemployer Firms	Total Small Firms
Professional, Scientific, and Technical Services	778,090	731,341	3,235,906	4,013,996
Other Services (except Public Administration)	670,468	626,850	3,583,742	4,254,210
Retail Trade	649,764	595,280	1,906,597	2,556,361
Construction	645,479	598,039	2,368,442	3,013,921

https://www.sba.gov/sites/default/files/advocacy/United_States.pdf


Value in billion US dollars
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Founder



Raj K

CEO- President

26 years of experience in the industry

AND THE REST OF THE TEAM



Lisa La

Graphic designer (on call)

Specialist in Media and Graphic design, marketing



Hiren Lad

Civil Estimator (on call)

Civil construction professional with strong IT skills and hands on site experience



Minh Vien

Estimator (on call)

Digital takeoff, estimation, bid analysis, AustoCad. FIDIC contracts -Red book



Jennifer Anne Perez

Marketing Copywriter (on call)

Senior writer specializing in technology and marketing content.



Lakshmi Vakamulla

Senior Estimator (on call)

Construction estimator with 12 years experience and expert in digital and estimation software

Interview

– COLLAPSE ALL

WF: What specific services you are providing?

a: We provide quantity takeoff and estimation services to construction businesses, architects, and interior designers. We use advanced software tools to quantify the materials needed and provide cost estimates.

WF: Can the clients check and verify the work done?

a: Absolutely! All our work is based on the PDF drawings provided by clients. All items are marked and color-coded with quantities shown.

WF: How big is the market?

a: Enormous. The construction industry is a more than trillion-dollar business. There are over three million construction companies, 760,000 general contractors, 28,000 architects, and 12,000 interior designers in the U.S.

Each business needs takeoff and estimation services. Our service is 100% digital, so there's no limit to our market reach.

WF: Who are your competitors? How are you different?

a: We face competition from individual freelancers, but we can outperform them with our access to software, IT infrastructure, value-added services, location-based cost data, and our ability to provide ongoing, reliable service.

WF: How will you make money?

a: We charge customers either on a per-project or per-hour basis. It would be sturdy and recurring revenue.

WF: How do you acquire customers?

a: We will use email marketing, social media marketing, PPC ads, print and digital media, job boards, and FM radio advertisements to bring in new clients.

WF: What software you are equipped with?

a: We generally use BlubeamRevu for onscreen takeoff, RFMS Measure for flooring materials, and KublaKubed for earthworks and site services. We use top of the line, up to date, cost data source for estimation.

WF: Can you service clients located any where in USA and Canada

a:

Yes! We have access to cost data for tens of thousands of construction items -- as well as labour and equipment rates -- for any city in the US and Canada.

WF: Moving forward, what kind of additional services your are planning?

a: In the near future, we'll be able to provide bid sourcing and project tracking, site resource management support for our clients. This will help them find bid invites in their local area, and also execute their projects on time and within budget.

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RISKS

1 The Company may never receive a future equity financing or elect to convert the Securities upon such future financing. In addition, the Company may never undergo a liquidity event such as a sale of the Company or an IPO. If neither the conversion of the Securities nor a liquidity event occurs, the Purchasers could be left holding the Securities in perpetuity. The Securities have numerous transfer restrictions and will likely be highly illiquid, with no secondary market on which to sell them. The Securities are not equity interests, have no ownership rights, have no rights to the Company's assets or profits and have no voting rights or ability to direct the Company or its

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

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RAJ K

Founder & CEO of Allestimator.com; The Ultimate stop for IT enabled construction estimation services for A/E/C industry

V-PLAN INC (www.v-plan.ca & www.allestimator.com) • Osmania University

Mississauga, Ontario, Canada • 263

Connect | InMail | More...

* Founder and CEO of V-Plan Inc, Canada and USA, leading www.allestimator.com , the ultimate STOP for software enabled construction takeoff and estimation services for clients across North America.

* Provides advanced, software enabled construction quantity takeoff and estimates for SMEs. Fast, accurate and for the very first time, affordable. Equipped with fully online business model with access to zip code level cost data that enables supporting clients any where across North America

* Certified Cost Professional (CCP) with over 25 years of international experience estimating A/E/C projects including large ICI projects comprising of Utility networks of dia 150mm to 2400mm, Process plants, Pumping stations and Industrial projects of value ranging $150,000 to $270 M

* Planned, Created Project schedules, monitored and controlled projects using Primavera P6 and MS project. Managed procurement and sub contracters

* Deep understanding of bid analysis, Strong experience included Quantity take-off, Estimates of Class 1 to 5, Project scheduling, Earned value Management, Creating Work Break down Structure (WBS) and pre and post bid management of projects. Expert in using Takeoff software Bluebeam, KublaKubed, RFMS, and Estimation software - Hard dollar

Seasoned Estimator and trained Cost engineer (AACEI)

* Proficiency in Project scheduling and Management software, Onscreen Quantity take-off software and Estimation software including MS-Office

* Team player Creative approach to problem solving with the ability to formulate innovative methods. and a proven track record in the establishment of positive working relations with all levels of personnel

* Member of Canadian Institute of Quantity Surveyors, The Associations for the advancement of Cost Engineering International (AACEI) and Project Management Institute (PMI),

Show less

Experience

Director & CEO
V-PLAN INC (www.v-plan.ca & www.allestimator.com)
Jul 2014 – Present • 3 yrs 9 mos
Toronto, Canada Area

Founder and Director - V-PLAN INC, a Canadian business specialized in Quantity Takeoff, Estimation, Project Scheduling support to small and medium construction businesses across North America and UK. Equipped to deliver quality service in core areas of Takeoff, Estimation and Scheduling for full spectrum of A/E/C including Residential, Commercial, Heavy Civil, Linear infrastructure, pre and post bid estimates.

Senior Estimator and Project Scheduling/Control Engineer
ICI Sector
Dec 2012 – Jul 2014 • 1 yr 8 mos
Toronto

Project Scheduling and Controls, Project Management, Construction takeoff and Estimation

Lead Estimator /(Civil Infrastructure Manager)
PARSONS INTERNATIONAL
Jan 2008 – Jan 2012 • 4 yrs 1 mo

Carried out site investigation, Lead the multidisciplinary design team for ICI, Process plants, Brownfield, FEED Projects and Civil Infrastructure Projects. Managed project design and client support for various project delivery models.

Performed detailed Quantity Take off , generated BOQ. Prepared various types of estimates - "Top down" , "Bottoms up" Order of Magnitude and AACEI class 1 to 5. ; Priced projects based on Lump Sum, Remeasured, GMP, Unit rate pricing

Created Work Break Down structure (WBS) , Carried out risk analysis, Analysed project proposals for NPV, IRR

Developed scope of works for subcontractors, Issued RFP, Participated in the project team and progress meetings through out bid stages, Supported subcontractors for technical clarifications.

Managing Director

Jan 1999 – Jan 2008 • 9 yrs 1 mo

Provided urban traffic planning and design solutions for City of Hyderabad and Vijayawada in A.P INDIA . Delivered drainage and irrigation project feasibility and technical designs to urban local bodies and State Govt in Telangana.

Identified project resources, prepared construction budget carried out post bid analysis and tracked project success, managed subcontractors through solicitation to delivery and managed contracts and ensured successful delivery of large construction and Design projects.

Delivered design solutions, cost estimates, tender documents for construction packages of urban as well as regional infrastructure projects.

Estimator/ Project Manager

Jan 1993 – Jan 1999 • 6 yrs 1 mo

Water-Waste water infrastructure projects

Estimated the cost of works using Ms Excel, worked out unit rates for materials, equipment and trades, coordinated and obtained and subcontract prices for specialized works and priced the Bid.

Prepared the bid documents, and arranged for the bid bonds in coordination with supervisor and submitted the tender documents for bidding

Prepared project schedule. Identified the potential risks, opportunities through the site conditions and developed innovative cost effective feasible method for tackling underground cavities resulting great saving and completion of the contract in time by the company

Performed Quantity take-offs, Issued RFP 's and shortlisted subcontractors, Negotiated contracts for sub-trades specialized works like Microtunnelling, building trades and managed sub trades through the completion of the project.

Prepared monthly Payment receivables using Ms Excel, Liasioned with the client's Representative and released payments .

Education

Osmania University
Bachelor of Engineering (BEng), Civil Engineering
1986 – 1990

Civil Engineering

School of Planning, CEPT
Master's degree, Urban and Regional Planning
1990 – 1992

Urban and Regional Planning

Skills & Endorsements

Quantity Surveying · 2
Pravin Kulkarni and 1 connection have given endorsements for this skill

Project Planning · 3
Endorsed by **Dolce Construction, who is highly skilled at this**

Earned Value Management · 3
Endorsed by **Calvin Speight, Jr. MRICS, CCP, PMP, who is highly skilled at this**

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Accomplishments

2 **Organizations**
AACEI • CIQS

2 **Projects**
Infrastructure Development and construction • Khalifa City B

1 **Certification**
CERTIFIED COST PROFESSIONAL

1 **Course**
PMP

1 **Language**
English

1 **Publication**
Book "Advanced Project Scheduling and Control - MS Project 2013 as a Tool"

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